UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): June 12, 2008

Commission File Number: 0-29195

WAYTRONX, INC.
(Name of Small Business Issuer in Its Charter)
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Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

20050 SW 112th Avenue, Tualatin, Oregon	97062
(Address of Principal Executive Offices)	(Zip Code)

(503) 612-2300
(Registrant’s telephone number)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

John P. Rouse and Bradley J. Hallock, whose terms as directors of the registrant expire at the September 2008 Annual Meeting of Shareholders, announced that they will not run for re-election to the Board of Directors. They each have outside interests that require their attention and Mr. Hallock will devote his primary attention to his position as Senior Vice President of Business Development of Waytronx.

Effective June 12, 2008, Colton Melby was appointed to the Board of Directors of the registrant to hold office until his successor shall have been elected and qualified. Mr. Melby is required to stand for election to the Board at the September 2008 Annual Meeting of Shareholders. The Board of Directors authorized the board consist of eight members of which there are currently five active members and three vacant positions. Mr. Melby will fill one of the vacant positions.

Effective June 12, 2008, Colton Melby was elected by the current Board of Directors to serve as Chairmen of the Board of Directors of the registrant.

Mr. Melby has a 20 year background in aerospace manufacturing. He spent 15 years as owner and chief executive officer of Metal Form, Inc., serving worldwide customers, including: Boeing, Bombardier; Rockwell; Grumman; Lockheed Martin; and others. Under his stewardship, Metal Form was the recipient of numerous awards of excellence including Boeing’s President Award and three consecutive “Supplier of the Year” awards.

Mr. Melby is a founding member of Melby Brothers Performance Investments, a firm with a strong history of financing successful start-up and turnaround organizations. One of Mr. Melby’s more notable investments in that capacity was the financing and purchase of firearms-maker Smith & Wesson from London-based Tomkins PLC in 2001. Mr. Melby continues to invest both his time and resources in successful business ventures. This includes investments in Earth 911, a recycling company dedicated to green initiatives and green recycling.

Mr. Melby is an active philanthropist. He and his family are members of the Harvesters, an Orange County food bank dedicated to providing healthy meals to under privileged kids in Southern California. He is a member of the Cattle Baron’s, a Texas charity providing support to the American Cancer Society.

Mr. Melby’s beneficial equity ownership includes 7,131,410 shares of common stock and a warrant to purchase 616,667 common shares at a price of $0.01 per share.

Item 7.01 Regulation FD Disclosure

On June 18, 2008, the Company issued a press release announcing the appointment of Colt Melby to the Company Board of Directors and his election as Chairman of the Board. A copy of the press release is attached hereto as Exhibit 99.1. The information in this report furnished pursuant to this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities of that section. It may only be incorporated by reference in another filing under the Securities Act of 1933, as amended, if such subsequent filing references this Item 7.01 of this Form 8-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 12th day of June 2008.

Waytronx, Inc.

By:	/s/ William J. Clough
William J. Clough, CEO/President